                  SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           November 28, 1997
                           -----------------
                            Date of Report
                  (Date of Earliest Event Reported)

                      GOLDEN PANTHER RESOURCES, LTD.
                      ------------------------------
       (Exact Name of Registrant as Specified in its Charter)

    Nevada                33-2150-LA             95-3932052
    ------                ----------             ----------
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
 Jurisdiction)

                      #211, 1111 Hastings Street
                       Vancouver, Canada  V6E2J3
                       -------------------------
                 (Address of Principal Executive Offices)

                             (604)689-5377
                             -------------
                       Registrant's Telephone Number


                                   N/A
                                   ---
        (Former Name or Former Address if changed Since Last Report)

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Item 1.  Changes in Control of Registrant.

         None; not applicable.

Item 2.  Acquisition or Disposition of Assets.

         On November 28, 1997, Golden Panther Investments, Ltd., a corporation organized under the laws of the Bahamas ("GPI"), which is a wholly-owned subsidiary of Golden Panther Resources, Ltd., a Nevada corporation (the "Company"), entered into an Irrevocable Administration and Security Trust Agreement (the "Agreement") with Minera Humaya S.A. de C.V., a corporation organized under the laws of Mexico ("Humaya"); stockholders holding all of the issued and outstanding shares of capital stock of Humaya (the "Humaya stockholders"); and Banco Inverlat, S.A., a corporation organized under the laws of Mexico ("Inverlat").

          Humaya owns mining concessions on approximately 8,766 hectares of land located in the State of Sinaloa, Mexico. Humaya also owns certain mining equipment and machinery, an operating mill and a warehouse in Sinaloa, Mexico, and has acquired the right to use a dwelling located in the same state for a period of 20 years.

          Under the Agreement, the Humaya stockholders irrevocably transferred to Inverlat all of their shares of Humaya (with the exception of one share held in the name of Jaime Guinea Gonzalez, Humaya's President), to be held in trust pending receipt by Inverlat from GPI of US$14,000,000 in full payment for the Humaya shares. The Agreement provides for such payments to be made as follows: (i) US$750,000 on or before February 28, 1998; (ii) US$750,000 on or before May 28, 1998; (iii) US$750,000 on or before August 28, 1998; (iv) US$4,750,000 on or before November 28, 1998; (v) US$1,750,000 on or before February 28, 1999; (vi) US$1,750,000 on or before May 28, 1999; (vii)
US$1,750,000 on or before August 28, 1999; and (viii) US$1,750,000 on or before November 28, 1999. GPI has the option to prepay all or any part of the total consideration without penalty.

        The Agreement further requires GPI to invest a total of US$1,000,000 in exploration expenses on the Humaya concessions over a period of two years, commencing on the date of the Agreement; if, at the end of such two year period, the full US$1,000,000 has not been expended, GPI shall be required to pay the difference between US$1,000,000 and the amount actually expended to the Humaya stockholders in satisfaction of such obligation. If, however, GPI makes full payment of the US$14,000,000 purchase price for the Humaya shares within 22 months of the date of the Agreement, GPI's obligation to incur the exploration expenses shall be terminated.

          Under the Agreement, GPI shall be responsible for the improvement of the mining operations located on the concessions and for the administration thereof. The parties are also responsible for the formation of a technical committee, composed of two persons appointed by the Humaya stockholders and three persons appointed by GPI. The technical committee shall be responsible for approving the program of operations on the concessions and an exploitation plant to be proposed by GPI under the terms of the Agreement. Once the improvements are made, GPI will have the right to receive 50% of the quarterly pre-tax profits of the mining operations located on the concessions.

          Upon full payment of the above-referenced sums within the two-year period outlined above, Inverlat is required to transfer title to the Humaya shares to GPI or its designee. Failure to make timely payments shall result in a late fee of 0.5% per month being payable to Inverlat on behalf of the Humaya stockholders. If, upon notification of default by Inverlat and the failure of GPI to cure such default within 21 days, the Humaya shares shall be returned to the Humaya stockholders and all monies previously paid by GPI shall be retained as liquidated damages. A copy of the Agreement is attached hereto and incorporated herein by this reference. See the Exhibit Index, Item 7 of this Report.

          Management intends to timely file with the Securities and Exchange Commission an amended Current Report on Form 8-K, containing audited consolidated pro forma financial statements taking into account the acquisition of the Humaya shares.

Item 3.  Bankruptcy or Receivership.

         None; not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

         None; not applicable.

Item 5.  Other Events.

         None; not applicable.

Item 6.  Resignations of Directors and Executive Officers.

         None; not applicable.

Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of Businesses Acquired.

              See Item 2 of this Report.

         (b)  Pro Forma Financial Information.

              See Item 2 of this Report.

         (c)  Exhibits.

                                                       Exhibit
Description of Exhibit                                 Number
----------------------                                 ------

         Irrevocable Administration and                10
         Security Trust Agreement

Item 8.  Change in Fiscal Year.

         None; not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

         None; not applicable.

                                SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GOLDEN PANTHER RESOURCES, LTD.

Date: Dec. 17/97              By  /s/ Gordon J. Muir
     --------------              ------------------------------
                                 Gordon J. Muir
                                 CEO and Chairman of the Board of Directors